Exhibit 3.3

BYLAWS OF

NEXGEN BUSINESS MACHINES, INC.

The duly elected and acting Secretary of Nexgen Business Machines, Inc., a Delaware corporation (the “Corporation”), has certified (which certification is affixed hereto) that these are the current and effective Bylaws of the Corporation (the “Bylaws”), duly adopted by the Corporation on June 14, 2004.

ARTICLE I:

STOCKHOLDERS

1.01 Annual Meeting. Beginning with the 2004 annual meeting, the annual meetings of stockholders shall be held at the place, date and time determined by the Board of Directors (the “Board”). The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation (the “Certificate”) or by these Bylaws, may be specified by the Board or the Chief Executive Officer. If no annual meeting has been held on the date as determined above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

1.02 Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer or by the Board. Special meetings shall be called by the Secretary, or in case of death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold at least twenty-five percent in interest of the capital stock entitled to vote at such meeting. The call for the meeting shall state the place, date, hour and purposes of the meeting. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

1.03 Notice of Meetings. A written notice stating the place, date and hour of all meetings of stockholders, and in the case of special meetings, the purposes of the meeting shall be given by the Secretary (or other person authorized by these Bylaws or by law) not less than ten nor more than sixty days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Certificate or under these Bylaws is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation. If the meeting is to take place by means of remote communication, the means by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall also be stated in the notice. Notice need not be given to a stockholder if a written waiver of notice is executed before or after the meeting by such stockholder, if communication with such stockholder is unlawful, or if such stockholder attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.04 Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

1.05 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation unless otherwise provided by law or by the Certificate. Stockholders may vote either in person or by written proxy or express directly or by written proxy their consent or dissent to a corporate action taken without a meeting, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

1.06 Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except where a larger vote is required by law, by the Certificate or by these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate or by these Bylaws. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

1.07 Action without a Meeting. Any action required or permitted by law to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, by hand or by certified mail, return receipt requested or to the Corporation’s principal place of business or to the officer of the Corporation having custody of the minute book. Every written consent shall bear the date of signature and no written consent shall be effective unless, within sixty days of the earliest dated consent delivered pursuant to these Bylaws, written consents signed by a sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in these Bylaws. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

1.08 Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE II:

DIRECTORS

2.01 Powers. The business of the Corporation shall be managed by or under the direction of a Board who may exercise all the powers of the Corporation except as otherwise provided by law, by the Certificate or by these Bylaws. In the event of a vacancy in the Board, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.02 Election and Qualification. Unless otherwise provided in the Certificate, the number of Directors which shall constitute the whole Board shall, consistent with these Bylaws, be determined by vote of the Board or by the stockholders at the annual meeting. Directors need not be stockholders.

2.03 Vacancies; Reduction of Board. A majority of the Directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board occurring for any reason and newly created directorships resulting from any increase in the authorized number of Directors. In lieu of filling any vacancy the stockholders or the Board may reduce the number of Directors.

2.04 Enlargement of the Board. The Board may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office, from a minimum of one (1) Director to a maximum of nine (9) Directors.

2.05 Tenure. Except as otherwise provided by law, by the Certificate or by these Bylaws, Directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any Director may resign by delivering his written resignation to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.06 Removal. To the extent permitted by law, a Director may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

2.07 Meetings. Regular meetings of the Board may be held without notice at such time, date and place as the Board may from time to time determine. Special meetings of the Board may be called, orally or in writing, by the Chief Executive Officer, Treasurer or two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

2.08 Notice of Meetings. Notice of the time, date and place of all special meetings of the Board shall be given to each Director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or if communication with such Director is unlawful. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

2.09 Quorum. At any meeting of the Board, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. Notwithstanding the foregoing, the lesser of fifty percent (50%) of the Directors or a majority of the disinterested Directors shall constitute a quorum for purposes of calling, holding and taking an lawful action at meeting of the Board for purposes of deliberating and voting on a transaction in which one or more directors has personal interest; the interested Director(s) shall not participate in the discussion or vote regarding such matter, and the failure of such Director(s) to attend, deliberate or vote at such meeting shall not effect the ability of the remainder of the Board to act.

2.10 Action at Meeting. At any meeting of the Board at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board, unless a larger number is required by law, by the Certificate or by these Bylaws.

2.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the meetings of the Board. Such consent shall be treated as a vote of the Board for all purposes.

2.12 Committees. The Board, by vote of a majority of the Directors then in office, may establish one or more committees, each committee to consist of one or more Directors, and may delegate thereto some or all of its powers except those which by law, by the Certificate, or by these Bylaws may not be delegated. Except as the Board may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these Bylaws for the Board. All members of such committees shall hold their committee offices at the pleasure of the Board, and the Board may abolish any committee at any time. Each such committee shall report its action to the Board who shall have power to rescind any action of any committee without retroactive effect and without affecting any other action of such committee.

ARTICLE III:

OFFICERS

3.01 Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a Treasurer, a Secretary, and such other officers (which may include one or more Presidents, Vice Presidents, Assistant Treasurers and Assistant Secretaries) as the Board may determine.

3.02 Election; Compensation. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board at their first meeting following the annual meeting of stockholders. In the event no such annual election is held, incumbent officers shall continue in office until removed or resigned. Other officers may be chosen by the Board at such meeting or at any other meeting. A majority of the members of the Board shall determine the compensation of each officer (excluding the vote and participation of the officer whose compensation is being determined).

3.03 Qualification. Other than the Chairman of the Board, who must be a Director, no officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board to give bond for the faithful performance of his duties in such amount and with such sureties as the Board may determine.

3.04 Tenure. Except as otherwise Provided by the Certificate or by these Bylaws, each of the officers of the Corporation shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign by delivering his written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.05 Removal; Vacancies. The Board may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board. Any vacancy in any office may be filled for the unexpired portion of the term by the Board.

3.06 Chairman of the Board. The Board of Directors may elect from among its members a Chairman of the Board and a Vice-Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board and at all meetings of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as provided by law. In the absence of the Chairman of the Board, the Vice-Chairman of the Board, if any, shall preside at all such meetings, if present. The Vice-Chairman, if any, shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as provided by law.

3.07 Chief Executive Officer, Presidents and Vice Presidents. The Chief Executive Officer shall have general charge of the Corporation’s business operations, subject to the direction of the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall execute all documents requiring the seal of the Corporation, under such seal, except as otherwise required or permitted by law, these Bylaws, the Certificate or the Board. The Chief Executive Officer shall, in the absence of the Chairman and Vice-Chairman of the Board, preside, when present, at all meeting of stockholders and the Board. The Board shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders or Board if the Chairman and Vice-Chairman are absent and the Chief Executive Officer is unable to do so for any reason. In the absence of specific determination by the Board of Directors to the contrary, the Chief Executive Officer alone shall have the powers and duties of a president (or, if a separate President has been designated, vice president) under the General Corporation Law (as defined below) or other applicable law. Any President or Vice President shall have such powers and shall perform such duties as the Board may from time to time designate.

3.08 Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account, including but not limited to accurate accounts of all receipts and disbursements of Corporation funds. He shall, on behalf of the Corporation, have custody of all funds, securities, and valuable documents of the Corporation, except as the Board may otherwise provide. The Treasurer shall, at the request of the Board, deliver to the Board a report of the Corporation’s finances and accounts. Any Assistant Treasurer shall have such powers and perform such duties as the Board may from time to time designate.

3.09 Secretary and Assistant Secretaries. The Secretary shall attend and record the proceedings of all meetings of the stockholders and the Board in books kept for that purpose. In his absence from any such meeting an Assistant Secretary, or if he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall give or cause to be given all notices of Board and stockholder meetings and all other notices required in these Bylaws or in the Certificate to be given by the Corporation. The Secretary shall have charge of corporate seal (if any) and of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation) and shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. Any Assistant Secretary shall have such powers and perform such duties as the Board may from time to time designate.

3.10 Other Powers and Duties. Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board.

ARTICLE IV:

CAPITAL STOCK

4.01 Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board. Such certificate shall be signed by the Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such signatures may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The Corporation shall be permitted to issue fractional shares.

4.02 Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

4.03 Record Holders. Except as may otherwise be required by law, by the Certificate or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Corporation of his, her or its post office address.

4.04 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty nor less than ten days before the date of such meeting, more than ten days after the date on which the record date for stockholder consent without a meeting is established, nor more than sixty days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c)the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

4.05 Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board may prescribe.

ARTICLE V:

INDEMNIFICATION

5.01 Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as those laws may be amended and supplemented from time to time (the “General Corporation Law”), indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of the Corporation, its stockholders, a third party or otherwise (a “Proceeding”), by reason of the fact that he or she is or was a Director or officer of the Corporation (or of a predecessor corporation), or is or was a Director or officer of the Corporation serving at the Corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense (including, but not limited to, attorneys’ fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, including expenses incurred in seeking such indemnification. In addition, the Corporation shall grant such indemnification to each of its Directors and officers with respect to any matter in a Proceeding as to which his liability is limited pursuant to Article 9 of the Certificate. However, such indemnification shall exclude (i) indemnification with respect to any improper personal benefit which a Director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the Director or officer is successful on the merits in said defense, (ii) indemnification of a party in connection with a Proceeding initiated by such party (unless the Proceeding was authorized by the Board) and (iii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with this Corporation with respect to their activities prior to said transaction, unless specifically authorized by the Board or stockholders of this Corporation.

Such indemnification, where applicable, shall include prompt payment of expenses incurred by a Director or officer in defending a Proceeding (other than a Proceeding initiated by such party) in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article V, which undertaking shall be an unsecured general obligation of the Director or officer and may be accepted without regard to his ability to make repayment. Advancement of expenses shall not be required or provided to the extent the Proceeding pertains to an interested party transaction, action or decision which benefited the prospective indemnitee.

5.02 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to an advancement of expenses, pursuant to the provisions of this Article V, to any person who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

5.03 Nature of Indemnification Rights. The indemnification rights provided in this Article V shall be a contract right and shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, bylaw, agreement, vote of stockholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person. A Director or officer shall be entitled to the benefit of any amendment of the General Corporation Law which enlarges indemnification rights hereunder, but any such amendment which adversely affects indemnification rights with respect to prior activities shall not apply to him without his consent unless otherwise required by law. Each person who is or becomes a Director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article V.

5.04 Amendment. The provisions of this Article V may be amended as provided in Article VI; however, no amendment or repeal of such provisions which adversely affects the rights of a Director or officer under this Article V with respect to his acts or omissions prior to such amendment or repeal, shall apply to him without his consent.

ARTICLE VI:

MISCELLANEOUS PROVISIONS

6.01 Fiscal Year. Except as otherwise determined by the Board, the fiscal year of the Corporation shall end on December 31st of each year.

6.02 Seal. The Board shall have power to adopt and alter the seal of the Corporation.

6.03 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by the Chief Executive Officer or Treasurer, or by any other officer of the Corporation designated by the Board, except as the Board may generally or in particular cases otherwise determine.

6.04 Voting of Securities. Unless otherwise provided by the Board, the Chief Executive Officer or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

6.05 Resident Agent. The Board may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

6.06 Corporate Records. The original or attested copies of the Certificate, Bylaws and records of all meetings of the incorporators, stockholders and the Board and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

6.07 Certificate. All references in these Bylaws to the Certificate shall be deemed to refer to the Certificate of the Corporation, as amended and in effect from time to time.

6.08 Amendments. These Bylaws may be amended or repealed or additional Bylaws adopted by the stockholders or by the Board; provided, that (a) the Board may not amend or repeal Article V or this Article 6.08 or any provision of these Bylaws which by law, by the Certificate or by these Bylaws requires action by the stockholders, (b) any amendment or repeal of these Bylaws by the Board and any Bylaw adopted by the Board may be amended or repealed by the stockholders.

6.09 Electronic Transmission. To the maximum extent permitted by applicable law, the Corporation, the Board, the Directors and the officers of the Corporation may utilize electronic means for the transmission, delivery, receipt and confirmation of notices, consents and other information exchanges hereunder.

(a) Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders and directors, any notice to stockholders or directors given by the corporation under any provision of the General Corporation Law, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder or Director to whom the notice is given. Any such consent shall be revocable by the stockholder or Director by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Effective Date of Notice. Notice given pursuant to subsection (a) of this Article 6.09 shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder or Director has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder or Director has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder or Director of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder or Director. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Form of Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

6.10 Officer Loans. The Corporation may lend money to, or guarantee any obligation of or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

CERTIFICATION OF BYLAWS BY THE SECRETARY OF

NEXGEN BUSINESS MACHINES, INC.

The undersigned, Rajvir Singh„ hereby certifies that he or she is the duly elected and acting Secretary of NEXGEN BUSINESS MACHINES, INC., a Delaware corporation (the “Corporation”), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by written action of the sole incorporator as of June 14 2004, as confirmed by Action by Written Consent in Lieu of Organizational Meeting by the Board of Directors of the Corporation of even date herewith.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his or her name this 14th day of June, 2004.

/s/ Rajvir Singh

Rajvir Singh, Secretary

AMENDMENT TO

BYLAWS OF APIGEE CORPORATION

WHEREAS, the board of directors of Apigee Corporation, a Delaware corporation (the “Company”), and stockholders of the Company wish to amend the Company’s Bylaws (the “Bylaws”) as provided for below.

WHEREAS, other than as expressly amended hereby, the Bylaws shall remain in full force and effect.

NOW THEREFORE, the Company hereby adopts the following amendment to the Bylaws:

1. Article II, Section 2.08 of the Bylaws is hereby amended and restated in its entirety as follows:

“2.08. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board shall be given to each Director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person, by telephone, telegram, facsimile or electronic transmission at least twenty-four hours in advance of the meeting, or by written notice at least forty-eight hours in advance of the meeting. Such notice shall be directed to each Director at that Director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Company’s records. Notice need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or if communication with such Director is unlawful. A notice of waiver of notice of a meeting of the Board need not specify the purposes of the meeting.”

2. Article II, Section 2.11 of the Bylaws is hereby amended and restated in its entirety as follows:

“2.11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all the Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board. Such consent shall be treated as a vote of the Board for all purposes.”

CERTIFICATE OF ADOPTION

The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of Apigee Corporation, and that the foregoing Amendment to Bylaws, consisting of one (1) page was adopted by the board of directors and stockholders of Apigee Corporation effective as of May 9, 2014.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this 9th day of May 2014.

/s/ Stacey Giamalis

Stacey Giamalis, Secretary